                                   EXHIBIT 11

                         BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


                                                 13 WEEKS ENDED
                                     SEPTEMBER 29, 1996      SEPTEMBER 24, 1995
                                     ------------------      ------------------

Net income                                     $69                      $29
                                             =====                    =====

Weighted average number of common
 shares outstanding                          3,434                    3,429

Add

Weighted average number of common
 equivalent shares outstanding                   2                       --
                                             -----                    -----
Weighted average number of common
 and common equivalent shares
 outstanding                                 3,436                    3,429
                                             =====                    =====
Net income per share                          $.02                     $.01
                                             =====                    =====

                                   EXHIBIT 11

                         BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)



                                                 39 WEEKS ENDED
                                      SEPTEMBER 29,1996   SEPTEMBER 24, 1995
                                      -----------------   ------------------
Net income/loss                               ($83)            ($325)
                                             =====             =====
Weighted average number of common
 shares outstanding                          3,434             3,429

Add

Weighted average number of common
 equivalent shares outstanding                   2                 1
                                             -----             -----
Weighted average number of common
 and common equivalent shares
 outstanding                                 3,436             3,430
                                             =====             =====
Net income/loss per share                    ($.02)            ($.09)
                                             =====             =====